Exhibit 99.1

VIRTUOSO ACQUISITION CORP. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. 18909 Virtuoso Acq. Corp. Proxy Card_REV7 Front INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend: https://www.cstproxy.com/[•]/2021 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on , 2021. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK EASY The undersigned hereby appoints and , and each of them, proxies and attorneys-in-fact, each with the power of substitution and revocation, and hereby authorizes and instructs each to represent and vote, in the manner directed below, all the shares of common stock of Virtuoso Acquisition Corp. (“Virtutoso”) held of record by the undersigned at the close of business on , 2021, at the Special Meeting of Stockholders to be held virtually on , 2021 at Eastern Time, or any adjournment or postponement thereof. You will be able to attend the Special Meeting by visiting https:// and inserting Control Number . THE BOARD OF DIRECTORS OF VIRTUOSO RECOMMENDS A VOTE “FOR” PROPOSAL 1 (THE BUSINESS COMBINATION PROPOSAL) BELOW, “FOR” PROPOSAL 2 (THE ORGANIZATIONAL DOCUMENTS PROPOSAL) BELOW, “FOR” PROPOSAL 3 (THE GOVERNANCE PROPOSAL) BELOW AND, IF PRESENTED, “FOR” PROPOSAL 4 (THE ADJOURNMENT PROPOSAL) BELOW. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF YOU SIGN AND RETURN THE PROXY CARD BUT DO NOT GIVE INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, YOUR SHARES WILL BE VOTED “FOR”THE BUSINESS COMBINATION PROPOSAL, “FOR”THE ORGANIZATIONAL DOCUMENT PROPOSAL, “FOR” THE GOVERNANCE PROPOSAL AND, IF PRESENTED, “FOR” THE ADJOURNMENT PROPOSAL. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed on reverse side) VIRTUOSO ACQUISITION CORP. PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON , 2021 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal No. 1 – The Business Combination Proposal – To consider and vote upon a proposal to approve the Business Combination described in the accompanying proxy statement/prospectus, including (a) adopting the Agreement and Plan of Merger dated effective as of May 28, 2021 (the “Business Combination Agreement”) by and among Virtuoso, Wejo Group Limited, an exempted company limited by shares incorporated under the laws of Bermuda (the “Company”), Yellowstone Merger Sub, Inc., a Delaware corporation and direct, wholly-owned Subsidiary of the Company (“Merger Sub”), Wejo Bermuda Limited, an exempted company limited by shares incorporated under the laws of Bermuda, (“Limited”), and Wejo Limited, a private limited company incorporated under the laws of England and Wales with company number 08813730 (“Wejo”), and the transactions contemplated by the Business Combination Agreement (collectively, the “Business Combination”), pursuant to which, subject to the terms and conditions set forth therein, at the Closing, among other things, (i) Merger Sub will merge with and into Virtuoso, with Virtuoso being the surviving corporation in the merger and a direct, wholly owned subsidiary of the Company (the “Merger”, and together with the transactions contemplated by the Business Combination Agreement and the other related agreements entered into in connection therewith, the “Transactions”); (ii) all Wejo shares will be purchased by the Company in exchange for Common Shares of the Company, par value $0.001 (the “Company Common Shares”); and (iii) the Company will contribute all of its Virtuoso and Wejo shares to Limited in exchange for Limited equity interests; (b) approving the issuance of Virtuoso Class C Common Stock in exchange for the warrants held by Virtuoso Sponsor LLC (the “Sponsor”), pursuant to the requirements of NASDAQ Stock Market LLC Rule 5635; and (c) approving the other Transactions contemplated by the Business Combination Agreement and related agreements described in the accompanying proxy statement/ prospectus. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A. Proposal No. 2 – Organizational Document Proposal – To consider and vote upon a proposal to approve and adopt the Second Amended and Restated Certificate of Incorporation of Virtuoso in the form attached hereto as Annex B. Proposal No. 3 – Governance Proposal –To consider and vote upon, on a non-binding advisory basis, certain governance provisions in the Company’s Amended and Restated Bye-laws (“Company Bye-laws”), presented separately in accordance with the SEC requirements. These proposals are referred to as the “Governance Proposals”. Proposal No. 3A – Stockholder Meeting Quorum – To approve the provision of the Company Bye-laws which provides that in a general meeting convened by the Company’s board of directors (“Company Board”), the quorum required for such meeting remains the holders of a majority of the issued shares entitled to vote but also requires that at least two shareholders be present in person or by proxy representing the majority of the shares of the relevant class. Proposal No. 3B – Action by Written Consent – To approve the provision of the Company Bye-laws which provides that all shareholder action may only be taken at an annual general meeting or special general meeting of shareholders and may not be taken by written consent in lieu of a meeting. Proposal No. 3C – Removals; Vacancies –To approve the provision of the Company Bye-laws which provides that the Company’s directors may only be removed for cause, and only upon the affirmative vote of holders of at least 66 2/3% of the then issued and outstanding shares carrying the right to vote at general meetings at the relevant time. Additionally, that subject to the rights granted to one or more series of preference shares then outstanding, any newly-created directorship on the Company Board that results from an increase in the number of directors and any vacancies on the Company Board, so long as a quorum remains in office, will be filled by Company Board. A director so appointed will have a term only until the next following annual general meeting and will not be taken into account in determining the directors who are to retire by rotation at the meeting. If not reappointed at such annual general meeting, such directors term will end at the conclusion of the meeting. Proposal No. 3D – Variation of Rights of Existing Series of Shares – To approve the provision of the Company Bye-laws which provides that the Company has more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) with the consent in writing of the holders of not less than seventy-five percent (75%) of the issued shares of that class or (ii) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing a majority of the issued shares of the relevant class is present in person or by proxy. Proposal No. 3E – Amendment of the Bylaws/Bye-Laws – To approve the provision of the Company Bye-laws which provides that amendments to the Company Bye-laws will require the approval of the Company Board and the affirmative vote of a majority of the issued and outstanding shares carrying the right to vote at general meetings at the relevant time. In addition, certain provisions in the Company Bye-laws, including the provisions providing for a classified board of directors (the election and term of our directors), may be amended, altered, repealed or rescinded only by the affirmative vote of at least 66 2/3% of the issued and outstanding shares carrying the right to vote at general meetings at the relevant time. Proposal No. 3F – Classified Boards – To approve the provisions of the Company Bye-laws which provides that subject to the right of holders of any series of preference shares, the Company Board will be divided into three classes of directors, as nearly equal in number as possible, and with the directors serving staggered three- year terms, with only one class of directors being elected at each annual meeting of shareholders. As a result, approximately one-third of the Company Board will be elected each year. Proposal No. 4 – Adjournment Proposal – To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Organizational Document Proposal and the Governance Proposal. 18909 Virtuoso Acq. Corp. Proxy Card_REV7 Back Signature____________________________________Signature, if held jointly_____________________________________Date_____________, 2021 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. CONTROL NUMBER PROXY CARD THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3 and 4. Please mark your votes like this X FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders The Proxy Statement and related materials are available at: https://www.cstproxy.com/[ • ]/2021